UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
December 16, 2022 Date of report (date of earliest event reported)
Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 | mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 | mge.com	39-0444025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

MGE Energy, Inc. ☐ Madison Gas and Electric Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

MGE Energy, Inc. ☐ Madison Gas and Electric Company ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value Per Share	MGEE	The NASDAQ Stock Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2022, the Board of Directors of Madison Gas and Electric Company (the Company) approved the Madison Gas and Electric Company 2023 Deferred Compensation Supplemental Executive Retirement Plan (the Plan). The Plan permits:

•
a select group of highly compensated employees of the Company (and its selected subsidiaries and/or affiliates) to defer the receipt of income that would otherwise become payable to those employees in respect of their salary and short-term incentive compensation,
•
the Company to provide supplemental retirement benefits to those employees or
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both those deferrals and supplemental retirement benefits

It is the intent that all of the amounts deferred and benefits provided under the Plan comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the Code). The Company intends that the Plan shall at all times be maintained on an unfunded basis for federal income tax purposes under the Code and administered as a non-qualified "top-hat" plan exempt from the substantive requirements of Title I of Employee Retirement Income Security Act of 1974, as amended, other than Part 5.

MGE Energy, Inc.’s (the Company’s parent corporation) principal executive officer, principal financial officer and named executive officers are eligible to participate in the Plan.

Participants in the Company’s existing Defined Contribution Supplemental Executive Retirement Plan (Old Plan) have the option to continue benefits under the Old Plan or waive their rights under the Old Plan and receive supplemental benefits under the Plan. These participants include Jared Bushek, Vice President – Finance, Chief Information Officer and Treasurer and Cari Anne Renlund, Vice President, General Counsel and Secretary. The Board also approved contributions under the Plan for Mr. Bushek and Ms. Renlund consisting of a restoration contribution equal to 9% of compensation above Code limits applicable to the defined contribution tax-qualified retirement plans, and a supplemental contribution of 6% of compensation, with both contribution levels remaining in effect for future plan years until otherwise changed by the Board. In addition, the Board approved a one-time discretionary contribution for participants who choose to waive their rights under the Old Plan and move to the Plan. The amount of the one-time discretionary contribution was determined based on the participant’s account balance as of December 31, 2022 under the Old Plan plus an amount determined based on the restoration contribution and supplemental contribution levels approved under the Plan for the time period the participant was a participant under the Old Plan. The discretionary contribution level for Mr. Bushek is $202,311, and the discretionary contribution level for Ms. Renlund is $325,181. Both Mr. Bushek and Ms. Renlund have been participants under Old Plan since January 1, 2016.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc. Madison Gas and Electric Company
(Registrants)

Date: December 16, 2022	/s/ Tamara J. Johnson
Tamara J. Johnson Vice President - Accounting and Controller